                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ----------------------------------


                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: December 1, 1999


                             Braun Consulting, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)


           Delaware                    1-15213            36-3702425
 -------------------------------    ---------------   ------------------
 (State or other jurisdiction of    (Commission       (I.R.S. Employer
 incorporation or organization)     File Number)      Identification No.)


30 West Monroe, Suite 300, Chicago, Illinois                                           60603
--------------------------------------------                                           -----
  (Address of principal executive offices)                                           (Zip Code)



Registrant's telephone number including area code: (312) 984-7000

          The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, dated December 1, 1999 and filed with the Securities and Exchange Commission on December 16, 1999, as set forth in the pages attached hereto.

Item 7.  Financial Information and Exhibits.

      (a) Financial Statements of Business Acquired.

          The independent auditors' report and the following financial statements of Emerging Technologies Consultants, Inc. ("ETCI") are attached:

            Balance Sheets as of December 31, 1998 and September 30, 1999.

            Statements of Income for the year ended December 31, 1998 and for the nine months ended September 30, 1999.

            Statements of Stockholders' Equity for the year ended December 31, 1998 and for the nine months ended September 30, 1999.

            Statements of Cash Flows for the year ended December 31, 1998 and for the nine months ended September 30, 1999.

            Notes to financial statements.

      (b) Pro Forma Financial Information.

          The following unaudited pro forma consolidated financial information of Braun Consulting, Inc. and ETCI are attached:

            Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1999.

            Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 1998.

            Unaudited Pro Forma Consolidated Statement of Income for the nine months ended September 30, 1999.

            Note to Unaudited Pro Forma Consolidated Finanical Information.

      (c) Exhibits.

           2.1 Merger Agreement dated as of December 1, 1999 by and among Braun Consulting, Inc., ETCI Acquisition, Inc., Emerging Technologies Consultants, Inc. and Helene O. Amster and John D. Vairo (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed December 16, 1999).

          99.1 Press Release dated December 3, 1999 (incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K filed
                December 16, 1999).

Item 7(a)
                          Independent Auditors' Report

The Board of Directors and Stockholders of
Emerging Technologies Consultants, Inc.:

          We have audited the accompanying balance sheets of Emerging Technologies Consultants, Inc. (the "Company") as of December 31, 1998 and September 30, 1999 and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 1998 and the nine months ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, such financial statements present fairly, in all material respects, the financial position of Emerging Technologies Consultants, Inc. as of December 31, 1998 and September 30, 1999 and the results of its operations and its cash flows for the year ended December 31, 1998 and the nine months ended September 30, 1999, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Chicago, Illinois
January 10, 2000

                    EMERGING TECHNOLOGIES CONSULTANTS, INC.

                                 BALANCE SHEETS


                                                                                              December 31,    September 30,
                                                                                                  1998            1999
                                                                                              ------------    -------------
                                                                                             (In thousands, except share data)
                                      ASSETS
Current assets:
  Cash................................................................................           $  45          $    99
  Accounts receivable.................................................................             335              754
  Prepaid expenses and other current assets...........................................               6              152
                                                                                                 -----          -------
     Total current assets.............................................................             386            1,005
Equipment, furniture and software-net (Note 3)........................................              92              240
Deposits..............................................................................               6               19
                                                                                                 -----          -------
     Total assets.....................................................................           $ 484          $ 1,264
                                                                                                 =====          =======
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................................              49               78
  Accrued liabilities.................................................................              22               84
  Notes payable (Note 3)..............................................................             158              182
  Current portion of capital lease obligations (Note 5)...............................              29               19
                                                                                                 -----          -------
     Total current liabilities........................................................             258              363

Notes payable-stockholders (Note 4)...................................................              52               52
Long-term obligations, net of current maturities (Note 4).............................               -               50
Capital lease obligations, net of current portion (Note 5)............................               6                -

Stockholders' equity:
  Common stock, Class A voting, $.0001 par value in 1998 and in 1999;
    authorized, 10,000,000 shares in 1998 and 1999; issued and
    outstanding, 10,000,000 in 1998 and 1999..........................................               1                1
  Common stock, Class B non-voting, no par value; authorized, 700,000
    shares in 1999; issued and outstanding, 89,750 in 1999............................               -              729
  Unearned deferred compensation (Note 8).............................................               -             (326)
  Retained earnings...................................................................             167              395
                                                                                                 -----          -------
     Total stockholders' equity.......................................................             168              799
                                                                                                 -----          -------
     Total liabilities and stockholders' equity.......................................           $ 484          $ 1,264
                                                                                                 =====          =======

                       See notes to financial statements.

                    EMERGING TECHNOLOGIES CONSULTANTS, INC.

                              STATEMENTS OF INCOME

                                                               Nine Months
                                              Year Ended          Ended
                                             December 31,      September 30,
                                                 1998              1999
                                             ------------      -------------
                                                     (In thousands)
Consulting services revenues................  $ 2,770                $ 3,436

Costs and expenses:
 Project personnel and expenses.............    2,106                  2,161
 Selling and marketing expenses.............        7                     52
 General and administrative expenses........      510                    618
 Stock compensation.........................        -                    358
                                              -------                -------
  Total costs and expenses..................    2,623                  3,189
                                              -------                -------
Operating income............................      147                    247
Interest expense-net........................       33                     19
                                              -------                -------
Net income..................................  $   114                $   228
                                              =======                =======



                       See notes to financial statements.

                    EMERGING TECHNOLOGIES CONSULTANTS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                Common    Common     Unearned
                                           Class A    Class B   Stock,    Stock,     Deferred     Retained
                                            Shares    Shares   Class A   Class B   Compensation   Earnings  Total
                                                             (In thousands, except share data)
BALANCE, JANUARY 1, 1998................  10,000,000        -       $ 1         -             -      $  53  $  54
   Net income...........................           -        -         -         -             -        114    114
                                          ----------   ------       ---     -----         -----      -----  -----
BALANCE, DECEMBER 31, 1998..............  10,000,000        -         1         -             -        167    168
   Issuance of stock options............           -        -         -     $ 684         $(684)         -      -
   Exercise of stock options............           -   89,750         -        45             -          -     45
   Amortization of deferred
     compensation expense...............           -        -         -         -           358          -    358
   Net income...........................           -        -         -         -             -        228    228
                                          ----------   ------       ---     -----         -----      -----  -----
BALANCE, SEPTEMBER 30, 1999.............  10,000,000   89,750       $ 1     $ 729         $(326)     $ 395  $ 799
                                          ==========   ======       ===     =====         =====      =====  =====

                       See notes to financial statements.

                    EMERGING TECHNOLOGIES CONSULTANTS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                               Nine Months
                                                                                                Year Ended        Ended
                                                                                                December 31,   September 30,
                                                                                                    1998           1999
                                                                                                ------------   -------------
                                                                                                        (In thousands)
Cash flows from operating activities:
   Net income.................................................................................      $ 114          $ 228
   Adjustments to reconcile net income to net cash flows from operating activities:
       Compensation expense related to stock options..........................................          -            358
       Depreciation and amortization..........................................................         18             39
       Changes in assets and liabilities:
           Accounts receivable................................................................         47           (419)
           Prepaid expenses and other current assets..........................................         14           (146)
           Deposits...........................................................................         (1)           (13)
           Accounts payable...................................................................        (15)            29
           Accrued liabilities................................................................        (47)            62
                                                                                                    -----          -----
             Net cash flows from operating activities.........................................        130            138
Cash flows from investing activities:
   Purchase of equipment, furniture and software..............................................        (27)          (179)
                                                                                                    -----          -----
             Net cash flows from investing activities.........................................        (27)          (179)
Cash flows from financing activities:
   Borrowings.................................................................................         50            100
   Repayments of debt.........................................................................        (86)           (26)
   Principal payments of capital lease obligations............................................        (22)           (24)
   Exercise of stock options..................................................................          -             45
                                                                                                    -----          -----
             Net cash flows from financing activities.........................................        (58)            95
                                                                                                    -----          -----
Net increase in cash..........................................................................         45             54
Cash, beginning of period.....................................................................          -             45
                                                                                                    -----          -----
Cash, end of period...........................................................................      $  45          $  99
                                                                                                    =====          =====
Supplemental disclosure of cash flow information:
   Interest paid..............................................................................      $  27          $  21
                                                                                                    =====          =====
Supplemental disclosure of non-cash investing and financing activities:
   Capital lease equipment additions and obligations incurred.................................      $  26          $   8
                                                                                                    =====          =====

                       See notes to financial statements.

                    Emerging Technologies Consultants, Inc.

                         Notes To Financial Statements
                        Year Ended December 31, 1998 and
                      Nine Months Ended September 30, 1999
                       (In thousands, except share data)

1. DESCRIPTION OF BUSINESS

   Emerging Technologies Consultants, Inc. (the "Company" or "ETCI") provides software consulting and training services to businesses.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Management's Use of Estimates-The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   Equipment, Furniture and Software-Equipment and furniture are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the related assets using the double-declining balance method. Software is stated at cost less accumulated amortization. Equipment under capital leases is depreciated over the estimated useful lives of the related assets. The estimated useful lives are:

        Computer and office equipment                3-5 years
        Office furniture                               7 years
        Software                                       3 years

   Long-Lived Assets-The Company periodically assesses the recoverability of its long-lived assets based on its expectations of future profitability and undiscounted cash flow of the related operations. These factors, along with management's plans with respect to the operations, are considered in assessing the recoverability of long-lived assets. If the Company determines, based on such measures, that the carrying amount is impaired, the long-lived assets will be written down to their recoverable value with a corresponding charge to income. Recoverable value is calculated as the amount of estimated future cash flows (discounted at a rate commensurate with the risk involved) for the remaining amortization period. During the periods presented, no such impairment was incurred.

   Revenue Recognition-The Company maintains agreements with consulting clients that establish service fees on a fixed-price basis. Revenue is recognized as services are performed. Out-of-pocket expenses, included in project personnel and expenses, are net of client expense reimbursements in the accompanying statements of income. Advance payments on future services are recognized as deferred revenue.

   Stock-Based Compensation-The Company accounts for stock-based compensation arrangements in accordance with the provision of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" as included in
Note 8. Under APB Opinion No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price.

   Income Taxes-The Company, with the consent of its stockholders, has elected to be taxed as an S corporation for federal and state income tax reporting purposes, which provides that taxable income or loss of the Company is generally passed through to the individual stockholders. Accordingly, no provision for such income taxes has been recorded in the accompanying financial statements.

   Recent Accounting Pronouncement-In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (January 1, 2001 for the Company). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 requires the recognition of all derivatives as either assets or liabilities in the statement of financial position and the measurement of those instruments at fair value. The Company expects that the adoption of SFAS No. 133 will not have a material impact on its financial position or its results of operations.


3. EQUIPMENT, FURNITURE AND SOFTWARE

   Equipment, furniture and software, and the related accumulated depreciation and amortization consist of the following:

                                                  December 31,   September 30,
                                                      1998            1999
Computer and office equipment.....................   $ 170            $ 345
Office furniture..................................       -                9
Software..........................................       -                3
                                                     -----            -----
                                                       170              357
Accumulated depreciation and amortization.........     (78)            (117)
                                                     -----            -----
  Total...........................................   $  92            $ 240
                                                     =====            =====


4. NOTES PAYABLE

   In 1997, the Company entered into a revolving line of credit agreement in the amount of $400 and was subsequently increased to $750 in 1999 with a maturity date of January 31, 2002. Borrowings under this line of credit bear interest at 0.25% above the prime rate (8.3% at September 30, 1999). The line of credit is collateralized by substantially all of the assets of the Company and is secured by personal guarantees by the Company's officers. The amount drawn on the line was $158 and $150 as of December 31, 1998 and September 30, 1999, respectively.

   In February 1999, the Company obtained a $100 term loan. Under the terms of the loan, the Company is required to make monthly payments of approximately $3, at a stated interest rate of 7.25%, through February 2002. The current portion of the term loan at September 30, 1999 was $32.

   Notes payable to stockholders represent non-interest bearing advances from the principal stockholders and are due on December 31, 2000.


5. LEASE COMMITMENTS

   The Company leases office facilities under operating lease agreements. In addition, the Company leases computer and office equipment under capital leases.

   Future minimum lease payments under all non-cancelable operating and capital leases as of September 30, 1999 are as follows:

                                                      OPERATING          CAPITAL
Year Ending September 30,                              LEASES            LEASES
2000...............................................     $ 230             $ 21
2001...............................................       258                -
2002...............................................       249                -
2003...............................................        50                -
                                                        -----             ----

Total minimum payments.............................     $ 787               21
                                                        =====
Less:  Amount representing interest................                         (2)
                                                                          ----
Present value of capital lease obligations.........                         19
Current portion....................................                         19
                                                                          ----
Less: Lease obligations, long term.................                       $  -
                                                                          ====

   Equipment recorded under capital leases is included in equipment, furniture and software as follows:

                                       DECEMBER 31, 1998      SEPTEMBER 30, 1999

Computers and equipment...............       $  51                  $  59
Accumulated depreciation..............         (15)                   (28)
                                             -----                  -----
      Total...........................       $  36                  $  31
                                             =====                  =====

   Rent expense for the office facilities was $40 and $69 for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively.

6. EMPLOYEE BENEFIT PLAN

   During 1997, the Company adopted a 401(k) plan covering substantially all employees. The maximum allowable employee contribution is based upon applicable Internal Revenue Service regulations. Employer contributions are funded annually and are at the sole discretion of the Board of Directors. Employer contributions to the plan for the year ended December 31, 1998 and for the nine months ended September 30, 1999 amounted to $34 and $42, respectively.

7. COMMON STOCK

   In connection with the adoption of the Company's non-qualified stock option employee benefit plan dated May 28, 1999 (the "Plan"), the Company authorized issuing common voting Class A stock in the amount of 10,000,000 shares and common non-voting Class B stock in the amount of 700,000 shares. In addition, the shareholders exchanged their existing shares of common voting stock on a 100-for-1 basis (the "Exchange") for common voting Class A stock. The common non-voting Class B shares are designated to be issued to employees under the Plan. All common voting Class A shares and related par value per share included in the financial statements have been adjusted to reflect the effects of the Exchange.

8. STOCK OPTION COMPENSATION PLAN

   In May 1999, the Company initiated a Non-Qualified Stock Option Plan (the "Plan"). Under the Plan, certain employees were given the right to acquire shares of common non-voting Class B stock of the Company. The number of shares, exercise price of shares and vesting conditions were determined by the Company's officers. Since June 1999, the Company granted options to certain employees and the option exercise price per share was less than the fair market value at the date of grant, thus creating unearned deferred compensation. The difference between the fair market value and the option price was recorded as unearned deferred compensation and is being charged to income over the vesting periods of the options. Through September 30, 1999, $358 was charged to income. The shares available for future grants at September 30, 1999 were 385,000.

   The following summarizes changes in stock options under the Plan for the nine months ended September 30, 1999:

                                                                                    Exercise
                                                                                    Price per
                                                                           Shares     Share
   Options outstanding, January 1, 1999.................................        -         -
   Options granted......................................................  315,000    $ 0.50
   Options exercised....................................................  (89,750)     0.50
                                                                          -------

   Options outstanding, September 30, 1999..............................  225,250    $ 0.50
                                                                          =======

   Options exercisable at September 30, 1999 were 37,000.

    In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation," was issued and is effective for financial statements for fiscal years beginning after December 15, 1995. As permitted by SFAS No. 123, the Company will continue to measure the Plan's cost in accordance with APB Opinion No. 25. Had compensation cost for the Company's Plan been determined consistent with the fair value method prescribed by SFAS No. 123, the impact on the Company's net income would have been as follows:

                                           Nine Months Ended
                                          September 30, 1999:

          Net income:
             As reported................        $ 228
             Pro forma..................          212

    The effects of applying SFAS No. 123 in this disclosure may not be indicative of effects on reported net income for future years.

    The fair value of options granted under the Plan for the nine months ended September 30, 1999, in complying with SFAS No. 123, was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: no dividend yield, risk free interest rate of 5.6%, and expected lives of 4 years. As the Company's stock is not publicly traded, the effects of volatility have been ignored given the uncertainty of future stock prices as allowed by the provisions of SFAS No. 123.

9.  SEGMENT REPORTING AND SIGNIFICANT CUSTOMERS

    The Company engages in business activities in one operating segment which provides software consulting and training services to businesses. Senior management is provided information about the revenues generated in key client industries and service areas. The resources needed to deliver the Company's services are not separately reported by industry or service area. The Company's services are delivered to clients primarily in the United States and the Company's assets are located in the United States.

    Two customers accounted for 43.1% and 15.3% of total revenues for the year ended December 31, 1998. Two customers accounted for 20.9% and 15.3% of total revenues for the nine months ended September 30, 1999.

10. SUBSEQUENT EVENT

    On December 2, 1999, pursuant to a Merger Agreement dated as of December 1, 1999 by and among Braun Consulting, Inc., ETCI Acquisition, Inc., a wholly owned subsidiary of Braun Consulting, Inc., Emerging Technologies Consultants, Inc. and Helene O. Amster and John D. Vairo, ETCI Acquisition, Inc. merged with and into ETCI, with ETCI surviving the merger as a wholly owned subsidiary of Braun Consulting, Inc. In connection with the merger, the stockholders of ETCI received an aggregate of approximately $27,000 in cash and common stock of Braun Consulting, Inc.

Item 7(b)
                            Braun Consulting, Inc.
        Unaudited Pro Forma Consolidated Financial Information

     The following unaudited pro forma consolidated balance sheet as of September 30, 1999 gives effect to the merger of Emerging Technologies Consultants, Inc. ("ETCI") with Braun Consulting, Inc. ("Braun Consulting") in a transaction accounted for as a purchase business combination in accordance with Accounting Principle Board Opinion No. 16 ("Business Combination") as if it had occurred on September 30, 1999.

     The following unaudited pro forma consolidated statements of income for the year ended December 31, 1998 and nine months ended September 30, 1999 give effect to the merger of ETCI with Braun Consulting as if it had occurred on January 1, 1998. The unaudited pro forma information is based on the historical financial statements of Braun Consulting and ETCI giving effect to the transaction under the purchase method of accounting as well as assumptions and adjustments as indicated in the notes below.

     The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or the consolidated results of operations that actually would have been achieved had the transaction been in effect during the periods presented and should not be construed as representative of future operations.

                            Braun Consulting, Inc.
                Unaudited Pro Forma Consolidated Balance Sheet
                                (In thousands)


                                                                        As of September 30, 1999
                                                    -------------------------------------------------------------
                                                     Historical
                                                       Braun           Historical        Pro Forma      Pro Forma
                       ASSETS                        Consulting           ETCI          Adjustments       Total
                                                    -------------------------------------------------------------
Current assets:
    Cash and cash equivalents.......................   $  4,403         $    99                          $  4,502
    Marketable securities...........................     18,135               -        $ (9,169)(A)         8,966
    Accounts receivable-net.........................      9,382             754                            10,136
    Accounts receivable-employees...................         54               -                                54
    Receivable from Wincite-current portion.........        114               -                               114
    Income taxes receivable.........................          -               -                                 -
    Deferred tax asset..............................          -               -           1,080 (A)         1,080
    Prepaid expenses and other current assets.......        861             152                             1,013
                                                       --------         -------        --------          --------

      Total current assets..........................     32,949           1,005          (8,089)           25,865

Equipment, furniture and software-net...............      2,811             240                             3,051
Deposits............................................          -              19                                19
Intangibles-net.....................................         42               -          26,121 (A)        26,163
                                                       --------         -------        --------          --------
      Total assets..................................   $ 35,802         $ 1,264        $ 18,032          $ 55,098
                                                       ========         =======        ========          ========
        LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
    Notes payable...................................   $    550         $   182                          $    732
    Accounts payable................................      1,502              78                             1,580
    Accrued offering expenses.......................      1,000               -                             1,000
    Accrued compensation............................      2,030               -                             2,030
    Accrued merger costs............................          -               -        $    331 (A)           331
    Income taxes payable............................        438               -                               438
    Other accrued liabilities.......................        674              84                               758
    Unearned revenue................................        695               -                               695
    Current portion of capital lease
     obligations....................................          -              19                                19
                                                       --------         -------        --------          --------
      Total current liabilities.....................      6,889             363             331             7,583

Deferred income taxes...............................        558               -                               558
Notes payable-stockholders..........................          -              52                                52
Capital lease obligations, net of current portion...          -              50                                50

Stockholders' equity:
    Common stock....................................         16             730            (729)(A)            17
    Additional paid-in-capital......................     28,425                          18,499 (A)        46,924
    Unearned deferred compensation..................       (624)           (326)            326 (A)          (624)
    Retained earnings...............................        538             395            (395)(A)           538
                                                       --------         -------        --------          --------
    Total stockholders' equity......................     28,355             799          17,701            46,855
                                                       --------         -------        --------          --------
    Total liabilities and stockholders' equity......   $ 35,802         $ 1,264        $ 18,032          $ 55,098
                                                       ========         =======        ========          ========

           See note to Pro Forma Consolidated Financial Information.

                            Braun Consulting, Inc.
             Unaudited Pro Forma Consolidated Statement of Income
                (In thousands, except share and per share data)

                                                                         Year Ended December 31, 1998
                                                           ------------------------------------------------------
                                                             Historical
                                                               Braun      Historical    Pro Forma     Pro Forma
                                                             Consulting      ETCI      Adjustments      Total
                                                           ------------   ----------   -----------    -----------
Revenues:
    Consulting services................................       $26,907       $2,770                       $29,677
    Product sales......................................           955            -                           955
                                                             --------       ------                       -------
      Total revenue....................................        27,862        2,770                        30,632

Costs and expenses:
    Project personnel and expenses.....................        15,879        2,106                        17,985
    Cost of products sold..............................           884            -                           884
    Selling and marketing expenses.....................         2,303            7                         2,310
    General and administrative expenses................         7,777          510                         8,287
    Amortization of intangible assets..................             -                    $ 8,628  (B)      8,628
    Stock compensation.................................           271            -                           271
    Merger costs.......................................             -            -                             -
                                                             --------       ------       -------         -------

      Total costs and expenses.........................        27,114        2,623         8,628          38,365

Operating income (loss)................................           748          147        (8,628)         (7,733)
Interest income........................................            16            -                            16
Interest expense.......................................           137           33                           170
                                                             --------       ------       -------         -------

Income (loss) from continuing operations...............           627          114        (8,628)         (7,887)
Income from discontinued operations....................           153            -                           153
                                                             --------       ------       -------         -------
Income before provision for income taxes...............           780          114        (8,628)         (7,734)
Benefit for income taxes...............................            (3)           -                            (3)
                                                             --------       ------       -------         -------
Net income (loss)......................................       $   783       $  114       $(8,628)        $(7,731)
                                                             ========       ======       =======         =======

Pro forma: (E)
    Income (loss) before provision for income taxes....       $   780       $  114       $(8,628)        $(7,734)
    Pro forma provision for income taxes...............           457           46                           503
                                                             --------       ------       -------         -------
    Pro forma net income (loss)........................       $   323       $   68       $(8,628)        $(8,237)
                                                             ========       ======       =======         =======

Earnings (loss) per share-basic:
    Income (loss) before provision for income taxes....       $  0.07                                    $ (0.64)
    Pro forma net income (loss) (E)....................          0.03                                      (0.68)

Earnings (loss) per share-diluted: (F)
    Income (loss) before provision for income taxes....       $  0.06                                    $ (0.64)
    Pro forma net income (loss) (E)....................          0.03                                      (0.68)

Weighted average shares: (F)
    Basic..............................................    11,572,451                                 11,572,451
    Diluted............................................    12,570,533                                 12,570,533

           See note to Pro Forma Consolidated Financial Information.

                            Braun Consulting, Inc.
             Unaudited Pro Forma Consolidated Statement of Income
                (In thousands, except share and per share data)

                                                                   Nine Months Ended September 30, 1999
                                                            ---------------------------------------------------
                                                            Historical
                                                              Braun     Historical   Pro Forma        Pro Forma
                                                            Consulting     ETCI      Adjustments        Total
                                                            ----------  ---------    -----------      ---------
Revenues:
     Consulting services..................................    $31,791    $3,436                        $35,227
     Product sales........................................        794         -                            794
                                                              -------    ------                        -------
          Total revenue...................................     32,585     3,436                         36,021


Costs and expenses
     Project personnel and expenses.......................     17,278     2,161                         19,439
     Cost of products sold................................        653         -                            653
     Selling and marketing expenses.......................      2,942        52                          2,994
     General and administrative expenses..................      7,874       618                          8,492
     Amortization of intangible assets....................          -         -        $ 6,471  (C)      6,471
     Stock compensation...................................        440       358           (358) (D)        440
     Merger costs.........................................        170         -                            170
                                                              -------    ------        -------         -------
          Total costs and expenses........................     29,357     3,189          6,113          38,659

Operating income (loss)...................................      3,228       247         (6,113)         (2,638)
Interest income...........................................        160         1                            161
Interest expense..........................................        129        20                            149
                                                              -------    ------        -------         -------
Income (loss) before provision for income taxes...........      3,259       228         (6,113)         (2,626)
Provision for income taxes................................        448         -                            448
                                                              -------    ------        -------         -------
Net income (loss).........................................    $ 2,811    $  228        $(6,113)        $(3,074)
                                                              =======    ======        =======         =======
Pro forma: (E)
     Income (loss) before provision for income taxes......    $ 3,259    $  228        $(6,113)        $(2,626)
     Pro forma provision for income taxes.................      1,467        91                          1,558
                                                              -------    ------        -------         -------
     Pro forma net income (loss)..........................    $ 1,792    $  137        $(6,113)        $(4,184)
                                                              =======    ======        =======         =======
Earnings (loss) per share-basic:
     Income (loss) before provision for income taxes......    $  0.25                                  $ (0.19)
     Pro forma net income (loss) (E)......................       0.14                                    (0.31)

Earnings (loss) per share-diluted: (F)
     Income (loss) before provision for income taxes......    $  0.23                                  $ (0.19)
     Pro forma net income (loss) (E)......................       0.13                                    (0.31)

Weighted average shares: (F)
     Basic................................................ 13,054,800                               13,054,800
     Diluted.............................................. 14,098,190                               14,098,190


           See note to Pro Forma Consolidated Financial Information.

                            Braun Consulting, Inc.
        Note to Unaudited Pro Forma Consolidated Financial Information
                     (In thousands, except share amounts)

1. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

     On December 2, 1999, Braun Consulting, Inc. acquired ETCI for a total consideration of approximately $27,000, comprising $8,500 in cash, 493,333 shares of Braun Consulting's common stock valued at $18,500 and other acquisition costs and benefits aggregating approximately $1,000. The acquisition has been accounted for as a purchase business combination and, accordingly, the purchase price has been preliminarily allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the acquisition date. Intangible assets acquired in the ETCI acquisition consist primarily of goodwill, as well as sales backlog, CRM software and non-compete agreements.

     The following adjustments have been reflected in the unaudited pro forma consolidated balance sheet and consolidated statements of income:

(A) Represents estimated purchase accounting entries as if the ETCI acquisition occurred on September 30, 1999 and the elimination of ETCI's historical stockholders' equity.

(B) Represents 12 months of amortization expense of the intangible assets resulting from the purchase business combination of ETCI, at estimated useful lives between 1 and 3 years using the straight-line method.

(C) Represents 9 months of amortization expense of the intangible assets resulting from the purchase business combination of ETCI, at estimated useful lives between 1 and 3 years using the straight-line method.

(D) Represents the elimination of stock compensation expense assuming the ETCI acquisition occurred on January 1, 1998.

(E) For the periods indicated, ETCI operated as an S corporation and was not subject to federal and certain state income taxes. Prior to the termination of Braun Consulting's status as an S corporation on July 28, 1999, Braun Consulting was treated as an S corporation for federal and certain state income tax purposes. The pro forma information is presented to show what the significant effects on the historical information might have been had Braun Consulting and ETCI been treated as a C corporation for tax purposes throughout the year ended December 31, 1998 and nine months ended September 30, 1999.

(F) The pro forma combined company is in a net loss position for both periods presented. Therefore, common stock equivalents are not considered in dilutive earnings per share-diluted since their effect is anti-dilutive.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

                                               BRAUN CONSULTING, INC.
                                               ----------------------
                                                   (Registrant)


Date: February 14, 2000                     By:  /s/  John C. Burke
                                                 ------------------------------
                                                 John C. Burke
                                                 Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

2.1 (A) Merger Agreement dated as of December 1, 1999 by and among Braun Consulting, Inc., ETCI Acquisition, Inc., Emerging Technologies Consultants, Inc. and Helene O. Amster and John D. Vairo

99.1 (A)         Press Release dated December 3, 1999

-------------

(A) Incorporated by reference to the identically numbered exhibit to Registrant's Current Report on Form 8-K filed December 16, 1999.